CONFIDENTIAL

Presentation to the Special Committee of the Challenger Board of Directors

Discussion Materials

March 10, 2006

Seasoned Professionals
Superior Execution
Uncompromising Integrity

PETRIE PARKMAN & Co.

Denver Houston London

Table of Contents

Discussion Topics

I. Market Environment Update

II. Overview of Proposed Transaction

III. Reference Value Analysis

I. Market Environment Update

Market Environment Update

Background of Situation – *Key Events and Challenger Stock Price Performance Since 2004*



$USD per share
0
1
2
3
4
5
6
7
8
01/09/2004 CFO replaced by Jonathan Wood, then finance director of KKM
05/17/2004 Nelson Resources has acquired a majority interest in Challenger
11/30/2004 Challenger's KKM rights of first refusal transferred to Nelson
12/23/2004 Challenger exercises its first right of refusal to purchase 40% of KKM and immediately transfers interest to Nelson Resources
05/16/2005 Announcement of 1Q 2005 results; production down 6% from 1Q 2004
06/27/05 PetroKazakhstan announces receipt of takeover proposals
08/15/2005 Rumors surface that LUKOIL is considering purchase of Nelson Resources. Challenger 2Q 2005 results released; production up 19% over 2Q 2004
08/22/05 CNPC announces acquisition of PetroKazakhstan
9/30/2005 Nelson Resources announces it has entered into merger negotiations with LUKOIL
10/13/2005 Announcement of LUKOIL's acquisition of Nelson Resources
11/14/2005 Announcement of 3Q 2005 results; production reaches 10.7 MBbls/d, a 46% increase over 3Q 2004
01/24/2006 KKM announces suspension of drilling activities in Karakuduk field after losing its only drilling rig
daily volume, 000
0
500
1,000
1,500
2,000
2,500
Jan-04
May-04
Sep-04
Jan-05
May-05
Sep-05
Jan-06

Market Environment Update

Comparative Performance

➢ Challenger has significantly outperformed energy equities since the beginning of 2005



8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Indexed
Jan-04
May-04
Sep-04
Jan-05
May-05
Sep-05
Jan-06
Challenger
PKZ
Nelson
S&P E&P
WTI Crude Spot

			change
Challenger	1.00	5.25	+425%
PetroKazakhstan	22.92	54.93	+140%
Nelson Resources	1.12	2.52	+125%
S&P E&P Index	186.1	393.3	+111%
WTI Crude Spot	32.52	62.41	+92%

Market Environment Update

Commodity Price Outlook

- Near term oil prices have softened in 2006 YTD

Crude Oil Strip Price Comparison


$70
$68
$66
$64
$62
$60
$ per bbl
Feb-06
May-06
Aug-06
Nov-06
Feb-07
May-07
Aug-07
Nov-07
Feb-08
May-08
Strip @ 1-17-06
Strip @ 2-21-06
Strip @ 3-06-06

II. Overview of Proposed Transaction

Overview of Proposed Transaction

Summary of Proposed Transaction

- The following summarizes Petrie Parkman's current understanding of the key terms and provisions of the proposed merger

Purchase Price:	$5.80 cash per common share outstanding
Structure:	Reverse Triangular Merger of Merger Sub with and into Challenger
Other Features:	▪ Approval of more than 50% of Challenger public shareholders (simple majority) ▪ Subject to Material Adverse Effect standard ▪ Customary representations and warranties ▪ Subject to Kazakhstan governmental consent or approvals ▪ Customary fiduciary-out and no-shop provisions ▪ Termination Fee of $2.5 MM plus reasonable expenses (up to $3 MM total)

Overview of Proposed Transaction

Transaction Perspective – Implied Multiples

Implied Capitalization
$ millions, except where noted

Offer Price ($ per share)	**$5.80**
Diluted Shares Outstanding (MM)	40.5
Market Capitalization	**$235**
Net Debt	(4)
Minority Interest [1]	180
Enterprise Value	**$411**

Measure	Metric	Implied Multiples
DsCF		
9/30/05 LTM	$57	4.2x
2005E [2]	$60	3.9x
2006E [3]	$61	3.9x
EBITDAX		
9/30/05 LTM	$91	4.5x
2005E [2]	$106	3.9x
2006E [3]	$117	3.5x
Reserves [4]		
1P Reserves ($ per boe)	45	$9.07
2P Reserves ($ per boe)	64	$6.38

[1] Based on implied purchase price multiple for Challenger proved reserve applied to minority reserves.
[2] 2005 estimates based on preliminary unaudited 12/31/05 financials.
[3] Based on Company projections.
[4] Proved and Proved + Probable reserves based on McDaniel & Associates 12/31/05 yearend reserve report.

Overview of Proposed Transaction

Transaction Perspective – Historical Stock Price

Offer Perspective		
Period	Average Price	Implied Premium
Offer Price	$5.80	
Current	$5.25	10.5%
1 Month	$5.11	13.6%
2 Months	$5.28	9.8%
6 Months	$4.87	19.0%
1 Year	$4.02	44.3%



Offer Price =
$5.80 per share
$ per share
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Jan-04
Jun-04
Nov-04
Apr-05
Sep-05
Feb-06

III. Reference Value Analysis

Reference Value Analysis

- Petrie Parkman used the following methods of analysis in its determination of equity reference value ranges for Challenger

Methodology	Description
Discounted Cash Flow Analysis	Analysis based upon the after-tax net present value of Challenger's potential future cash flows assuming various commodity pricing scenarios and discount rates
Comparable Transaction Analysis	Analysis based upon the review of implied purchase price multiples for selected comparable asset and corporate acquisition transactions and the application of selected benchmark multiples to the financial and operating measures of Challenger
Capital Market Comparison Analysis	Analysis based upon the review of market capitalization multiples for selected publicly traded companies with operations similar to Challenger and the application of selected benchmark multiples to the financial and operating measures of Challenger

Diluted Share Calculation

Challenger Calculation of Fully Diluted Shares

In thousands, except per share amounts

Current Shares Outstanding		38,210
Dilutive Securities Outstanding		3,077
Total Fully Diluted Shares		**41,286**
Current Market Price (as of 3/6/06)	$5.25	
Wtd Avg Exercise Price of Warrants	$1.30	
Treasury Method Shares Repurchased		(762)
Fully Diluted Shares Using the Treasury Method		**40,525**

Dilutive Securities

Security	Total Shares	Exercisable Shares	Exercise Price	Proceeds
Warrants	3,077	3,077	$1.30	$4,000
Total Dilutive Securities	**3,077**	**3,077**	**$1.30**	**$4,000**

Reference Value Analysis

Summary of Reference Value Analysis



Equity Reference Value Range ($ per Share)
0
2
4
6
8
10
6.69
5.71
Offer price = $5.80 per share
3.55
3.00
5.01
4.28
6.49
5.56
6.60
4.63
6.62
5.14
6.49
5.01
Current market price = $5.25 per share
DCF - Strip Pricing
DCF - $45.00 per bbl
DCF - $55.00 per bbl
DCF - $65.00 per bbl
Property Transactions
Company Transactions
Capital Market Comparison
METHODOLOGY

Implied Multiple per Methodology							
2005E DsCF	4.5x	2.4x	3.4x	4.4x	4.5x	4.5x	4.4x
	3.9x	2.0x	2.9x	3.8x	3.1x	3.5x	3.4x
2006E DsCF	4.5x	2.4x	3.3x	4.3x	4.4x	4.4x	4.3x
	3.8x	2.0x	2.9x	3.7x	3.1x	3.4x	3.3x

Reference Value Analysis

Summary of Reference Value Analysis

Reference Value Range

Methodology	Enterprise Reference Value Range ($MM)			Equity Reference Value Range ($MM) [1]			Equity Reference Value Range ($/Share) [2]		
Discounted Cash Flow Analysis									
Strip Pricing	$404	-	$470	$231	-	$271	$5.71	-	$6.69
$45.00 per bbl	$219	-	$257	$122	-	$144	$3.00	-	$3.55
$55.00 per bbl	$305	-	$356	$173	-	$203	$4.28	-	$5.01
$65.00 per bbl	$392	-	$456	$225	-	$263	$5.56	-	$6.49
Comparable Transaction Analysis									
Property Transaction Analysis	$316	-	$449	$188	-	$268	$4.63	-	$6.60
Company Transaction Analysis	$350	-	$450	$208	-	$268	$5.14	-	$6.62
Capital Market Comparison	$350	-	$450	$203	-	$263	$5.01	-	$6.49

[1] Discounted Cash Flow and Comparable Transaction Analyses adjusted for $7 MM of long-term debt, $11 MM of net working capital and PPC estimates of minority interest value. Capital Market Comparison adjusted for $12 MM of long-term debt, $8 MM of net working capital and PPC estimate of minority interest value.
[2] Based on 40.5 MM fully diluted shares outstanding using the treasury method.

Reference Value Analysis

Reserve Report Profile as of 12/31/05

By Category

McDaniel & Associates Reserve Report as of 12/31/05					
Category	Gross Oil MMBbls	Net Oil MMBbls	% of Total Proved	Capex $MM	F&D $/BOE
Proved Reserves					
Proved Producing	31	28	62%	$3	-
Proved Undeveloped	19	17	38%	176	$10.20
Total Proved Reserves	**49**	**45**	**100%**	**179**	-
Probable Reserves	21	19		40	$2.10
Total Reserves	**70**	**64**		**219**	-


mboepd
20
18
16
14
12
10
8
6
4
2
0
2006
2008
2010
2012
2014
2016
2018
2020
Current Gross Rate 12.5 mboepd
Probable
Undeveloped
Producing


PROB
21
PDP
31
PUD
19
2005 2P
Gross
Reserves
70 MMBOE

Note: Proved and Probable reserves based on McDaniel & Associates reserve report as of 12/31/05.

Reference Value Analysis

Historical Company Performance

COMPANY HIGHLIGHTS

	Twelve months ended December 31			
Financial Results ($000)	**2005**	**2004**	**2003**	**2002**
Net Income	$30,817	$8,522	$2,061	$4,117
Per Share	$0.76	$0.22	$0.05	$0.14
Cash Flow	$59,803	$27,022	$16,843	$11,040
Per Share	$1.48	$0.70	$0.41	$0.38
EBITDA	$106,272	$46,872	$32,164	$20,455
Production (Bopd)	9,034	7,556	7,381	6,759
Capital Expenditures	$40,962	$31,712	$27,642	$14,618
Total Revenue	$150,584	$78,451	$57,615	$45,133
Operational Results				
Proved Reserves (MMBOE)	45.3	40.6	25.6	21.9
Production (Bopd)	9,034	7,556	7,381	6,759
WTI Average Price ($/bbl)	$56.58	$41.43	$31.13	$26.10
Differential to WTI ($/bbl)	$10.91	$12.99	$9.74	$7.81
Transportation Costs ($/bbl)	$5.14	$5.09	$4.26	$3.82
Total Differential to WTI ($/bbl)	$16.05	$18.08	$14.00	$11.63
Net Realized Price (% of WTI)	72%	56%	55%	55%
Production Expense ($/bbl)	$5.78	$3.02	$2.20	$3.11
General and Administrative ($/bbl)	$2.52	$3.04	$2.88	$2.76
Finding and Development Cost ($/bbl)	$3.69	$1.78	$4.28	NM

3rd Quarter 2005 Statistics

$ per bbl	
Net Realized Price	$51.24
WTI Average Price	$63.18
Differential to WTI	($11.94)
Transportation Costs	($5.05)
Total Differential	**($16.99)**
Realized Price (% of WTI)	**73%**

Note: 2002 – 2004 based on Challenger public filings. 2005 based on preliminary unaudited financials provided by the Company.

Reference Value Analysis

Discounted Cash Flow Analysis
Assumptions

DCF Assumption	Treatment
Reserves and Production	Proved and Probable Reserves based on McDaniel & Associates gross reserve profile in 12/31/05 Reserve Report
Capital and Operating Costs	Based on McDaniel Reserve Report, unescalated
Royalties	All production based on gross volumes. 8.4% royalty expense applied to revenues
Commodity Prices	Petrie Parkman utilized the following WTI NYMEX price forecasts held flat for 2006 – 2020 Case I $45.00 per barrel flat Case II $55.00 per barrel flat Case III $65.00 per barrel flat Strip price case as of March 6, 2006 ($65.19, $67.86, $67.48, $66.66 and $65.80 for 2006 – 2010 then held flat)
Differential	Petrie Parkman assumed a realized price equal to 70% of NYMEX benchmark for each pricing case (per McDaniel Reserve Report) – Weighted average based on a 7% domestic market obligation
Taxes	– Corporate rate = 30% – Excess profits taxes based on 1995 Exploration, Development and Production Agreement and Company guidance – 5% dividend tax on free cash flows per Company guidance
General and Administrative Expense	Petrie Parkman assumed annual G&A expense of $8.0 MM for corporate overhead and declined it over a 10-year period. The application of after tax discount rates of 12.5 – 15.0% yielded a range of $23 – $25 MM

Reference Value Analysis

Discounted Cash Flow Analysis

By Category

Discounted Cash Flow Analysis

Category / Description	Reference Value Ranges - After-tax Analysis ($MM) Strip Case			$45.00/Bbl WTI			$55.00/Bbl WTI			$65.00/Bbl WTI			Reserves *MMBOE*	Strip Pricing $/BOE		
Total Reserves																
Proved Developed Producing [1]	$353	-	$384	$220	-	$239	$282	-	$306	$344	-	$374	28	$12.55	-	$13.65
Proved Undeveloped [2]	43	-	63	2	-	13	21	-	36	40	-	60	17	$2.52	-	$3.68
Probable [3]	31	-	48	20	-	31	25	-	39	31	-	47	19	$1.63	-	$2.50
Total Reserve Reference Value Range	**$427**	-	**$495**	**$242**	-	**$282**	**$329**	-	**$381**	**$415**	-	**$481**	**64**	**$6.63**	-	**$7.68**
G&A [4]	(23)	-	(25)	(23)	-	(25)	(23)	-	(25)	(23)	-	(25)				
Enterprise Value	**$404**	-	**$470**	**$219**	-	**$257**	**$305**	-	**$356**	**$392**	-	**$456**				
Adjusted for:																
Estimated Long-Term Debt at 12/31/05 [5]	($7)	-	($7)	($7)	-	($7)	($7)	-	($7)	($7)	-	($7)				
Estimated Net Working Capital at 12/31/05 [5]	11	-	11	11	-	11	11	-	11	11	-	11				
Estimated Minority Interest at 12/31/05 [5,6]	(177)	-	(202)	(102)	-	(118)	(136)	-	(157)	(171)	-	(197)				
Equity Reference Value Range	**$231**	-	**$271**	**$122**	-	**$144**	**$173**	-	**$203**	**$225**	-	**$263**				
Equity Reference Value Range - $ per Share [7]	**$5.71**	-	**$6.69**	**$3.00**	-	**$3.55**	**$4.28**	-	**$5.01**	**$5.56**	-	**$6.49**				

[1] Based on the NPV of after-tax cash flows using discount rates of 12.5 – 15.0%.
[2] Based on the NPV of after-tax cash flows using discount rates of 20.0 – 25.0%.
[3] Based on the NPV of after-tax cash flows using discount rates of 35.0 – 45.0%.
[4] Based on the NPV of after-tax projected and adjusted G&A expense using discount rates of 12.5 – 15.0%.
[5] Based on preliminary 12/31/05 unaudited Company financials.
[6] Based on 40% of Total Reserve Reference Value Range less 40% of long-term debt and net working capital.
[7] Based on 40.5 MM fully diluted shares outstanding using the treasury method.

Reference Value Analysis

Comparable Transaction Analysis

Property Transactions

Measure	Challenger Data	Transaction Parameters		Enterprise Reference Value Range ($MM)		
1P Working Interest Reserves at 12/31/05 (MMBOE) [1]	45	$7.50 -	$10.00	$340	-	$453
Current Net Production (Bopd) [2]	11,450	$25,000 -	$35,000	286	-	401
Composite Asset Reference Value Range				**$300**	-	**$425**
Non Proven Upside [3]				16	-	24
Composite Enterprise Reference Value Range				**$316**	-	**$449**
Adjusted for:						
Estimated Long-Term Debt at 12/31/05 [4]				($7)	-	($7)
Estimated Net Working Capital at 12/31/05 [4]				11	-	11
Estimated Minority Interest at 12/31/05 [4,5]				(132)	-	(185)
Equity Reference Value Range ($MM)				**$188**	-	**$268**
Equity Reference Value Range ($/Share) [6]				**$4.63**	-	**$6.60**

1 Proved reserves based on McDaniel & Associates reserve report as of 12/31/05.
2 Based on Company guidance.
3 Based on 50% of discounted cash flow analysis value for probable reserves using strip pricing.
4 Based on preliminary 12/31/05 unaudited Company financials.
5 Based on 40% of Composite Enterprise Reference Value Range less 40% of long-term debt and net working capital.
6 Based on 40.5 MM fully diluted shares outstanding using the treasury method.

Reference Value Analysis

Comparable Transaction Analysis

Property Transactions

Selected Kazakhstan Transactions 2003 - 2006 YTD

Date	Seller	Buyer	Asset	Purchase Price	Net 1P Reserves[1]	Net Production[1]	Purchase Price to: Net 1P Reserves[1]	Purchase Price to: Net Production
				($MM)	(MMBOE)	(MBOE/D)	($/BOE)	($/BOE/D)
10/20/05	Bramex Management Inc.	Transmeridian Exploration	50% of CaspiNeftTME (South Alibek Field)	$168	25	N/A	$6.67	N/A
03/30/05	ENI; Total; Exxon; ConocoPhillips; Royal Dutch Shell Group	KazMunaiGaz	Half of BG Group's 16.67% stake in Kashagan Field	$630	N/A	N/A	N/A	N/A
02/21/05	Saga Creek Gold Ltd	Victoria Oil & Gas Plc	100% stake in in the E&P license for the Kemerkol oil project (Block I and II)	$9	9	1	N/A	$8,500
12/23/04	KazMunaiGas	Nelson Resources	40% interest in Karakuduk Field	$36	10	3	$3.53	$10,859
11/24/04	KazMunaiGas	Nelson Resources	50% interest in Arman Field on the Caspian Shoreline	$9	5	2	$1.69	$4,044
10/22/04	First International Oil Corp	Sinopec	Sazankurak onshore oil producing field and five exploration blocks	$153	10	5	$15.30	$34,000
05/17/04	Chaparral Resources Inc.	Nelson Resources Ltd	36% Stake in Karakuduk Field	$24	9	3	$2.59	$8,300
11/24/03	Transmeridian Exploration Inc; CaspiNeft TME	Kazstroiproekt; Bramex Management Inc	50% equity interest in the South Alibek Field (NE Caspian)	$15	9	N/A	$1.75	N/A
11/01/03	CNPC International	Nelson Resources	50% interest in North Buzachi oil field (W Kazakhstan)	$90	54	4	$1.68	$22,796
08/15/03	Chevron Corporation; Nimir Petroleum	CNPC	100% stake in North Buzachi oilfield (65% from Chevron and 35% from Nimir)	$200	107	8	$1.87	$25,329
05/29/03	Government of Kazakhstan	CNPC	27.78% stake in CNPC-Aktobemunaigaz (JV in NW Kazakhstan)	$150	N/A	29	N/A	$5,171
05/16/03	BG Group	ENI; Total; Exxon; ConocoPhillips; Royal Dutch Shell Group	16.67% interest in the North Caspian Sea Project (incl. Kashagan)	$1,800	N/A	N/A	N/A	N/A
03/11/03	BG Group	CNOOC/Sinopec	16.67% stake in North Caspian Sea PSA	$1,230	N/A	N/A	N/A	N/A
02/05/03	Kerr-McGee Corp.	Shell Kazakhstan Development	50% Interest in Arman field, 100% interest in Mertvyi Kultuk exploratory block, 1.75% WI in CPC	$165	10	3	$16.50	$66,000
			Max	*$1,800*	*107*	*29*	*$16.50*	*$66,000*
			Mean	*$334*	*25*	*6*	*$5.73*	*$20,556*
			Median	*$152*	*10*	*3*	*$2.59*	*$10,859*
			Min	*$9*	*5*	*1*	*$1.68*	*$4,044*

[1] Net equity share. Does not take into account effects of entitlement contracts.
Source: J.S. Herold and Petrie Parkman Database.

Reference Value Analysis

Comparable Transaction Analysis
Corporate Transactions

Measure	Challenger Data	Transaction Parameters			Enterprise Reference Value Range ($MM)		
Purchase Price / LTM 9/30/05 DsCF ($MM) [1]	$57	3.5	-	5.0x	$340	-	$465
Purchase Price / 2005E DsCF ($MM) [1,2]	$60	3.5	-	4.5x	351	-	451
Purchase Price / 2006E DsCF ($MM) [1,3]	$61	3.5	-	4.5x	354	-	455
Total Investment / LTM 9/30/05 EBITDA ($MM)	$91	3.5	-	4.5x	$318	-	$409
Total Investment / 2005E EBITDA ($MM) [2]	$106	4.0	-	4.5x	425	-	478
Total Investment / 2006E EBITDA ($MM) [3]	$117	4.0	-	4.5x	468	-	527
Total Investment / Proved Reserves at 12/31/05 (MMBOE)	45	$7.50	-	10.00	340	-	453
Premium Analysis [4]							
Market Price ($/share)	$5.25	**Premiums**					
1 day prior	$5.25	10%	-	30%	$376	-	$458
30 days prior	$5.35	20%	-	30%	402	-	464
60 days prior	$5.28	25%	-	35%	409	-	471
Composite Enterprise Reference Value Range					**$350**	-	**$450**
Adjusted for:							
Estimated Long-Term Debt at 12/31/05 [2]					($7)	-	($7)
Estimated Net Working Capital at 12/31/05 [2]					11	-	11
Estimated Minority Interest at 12/31/05 [2,5]					(146)	-	(186)
Equity Reference Value Range ($MM)					**$208**	-	**$268**
Equity Reference Value Range - $ per Share [6]					**$5.14**	-	**$6.62**

[1] Enterprise Reference Value Range includes $7 MM of long-term debt, $11 MM of net working capital and $146 - $186 MM of minority interest value.
[2] Based on preliminary 12/31/05 unaudited Company financials.
[3] Based on Company projections.
[4] As of March 6, 2006.
[5] Based on 40% of Composite Enterprise Reference Value Range less 40% of long-term debt and net working capital.
[6] Based on 40.5 MM fully diluted shares outstanding using the treasury method.

Reference Value Analysis

Comparable Transaction Analysis

Selected North American Corporate Transactions and Offers for Control

2001 - 2006 YTD Corporate Transactions and Offers for Control

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O
											Stock Premium			
Acquiring Company/ Target Company	Date Announced	Purch. Price	Total Inv.	Purchase Price / DsCF			Total Inv / EBITDA			Total Inv / Reserves	Day(s) Prior			% Oil
				LTM	CY	FY	LTM	CY	FY		1	30	60	
		$MM	$MM	x	x	x	x	x	x	$/BOE				
Lukoil Nelson Resources	09/30/05	$2,000	$2,110	10.0x	N/A	N/A	5.2x	N/A	N/A	$12.52	-13.0%	-10.5%	12.5%	100%
CNPC Petrokazakhstan	08/22/05	$4,180	$3,798	6.5x	8.1x	7.9x	3.4x	5.8x	5.8x	$10.39	21.1%	35.5%	68.2%	98%
Petrohawk Energy Corporation Mission Resources	04/04/05	$391	$572	7.5x	4.5x	3.9x	7.8x	5.7x	5.1x	$15.18	19.1%	10.8%	45.0%	40%
Cimarex Energy Magnum Hunter	01/26/05	$1,452	$2,102	6.1x	4.8x	4.6x	7.2x	6.6x	5.6x	$14.02	28.1%	30.9%	23.1%	41%
Forest Oil Corporation Wiser Oil Company	05/24/04	$171	$348	4.1x	2.8x	2.5x	5.9x	4.7x	4.3x	$10.86	32.2%	20.9%	34.5%	49%
APF Energy Trust Great Northern Exploration	04/07/04	$169	$211	7.4x	4.8x	N/A	9.2x	5.4x	N/A	$11.28	2.0%	18.8%	12.2%	75%
Plains Exploration & Production Nuevo Energy Company	02/12/04	$594	$943	4.1x	4.0x	4.8x	5.0x	5.2x	6.0x	$4.54	-3.0%	5.8%	27.7%	88%
Whiting Petroleum Equity Oil Company	02/02/04	$47	$76	4.0x	N/A	N/A	4.5x	N/A	N/A	$4.62	-21.0%	-9.5%	2.2%	63%
Amerada Hess Corp. Triton Energy Ltd.	07/10/01	$2,669	$3,091	14.3x	10.4x	8.4x	12.3x	9.1x	7.7x	$9.87	50.5%	44.7%	81.7%	66%
Conoco Inc. Gulf Canada Resources Ltd.	05/29/01	$4,295	$6,230	4.1x	3.8x	4.0x	5.5x	4.6x	5.3x	$4.92	35.5%	40.7%	54.8%	52%
Vintage Petroleum Genesis Exploration Ltd	03/28/01	$465	$573	5.3x	3.9x	4.3x	4.5x	4.1x	4.5x	$8.16	21.7%	32.2%	55.3%	44%
Ocean Energy Inc. Texoil Inc.	01/18/01	$55	$119	2.5x	2.2x	N/A	4.6x	4.1x	N/A	$4.92	10.0%	21.1%	24.5%	57%
	Max	*$4,295*	*$6,230*	*14.3x*	*10.4x*	*8.4x*	*12.3x*	*9.1x*	*7.7x*	*$15.18*	*50.5%*	*44.7%*	*81.7%*	*100%*
	Mean	*$1,374*	*$1,681*	*6.3x*	*4.9x*	*5.1x*	*6.3x*	*5.5x*	*5.5x*	*$9.27*	*15.3%*	*20.1%*	*36.8%*	*64%*
	Median	*$530*	*$758*	*5.7x*	*4.3x*	*4.5x*	*5.4x*	*5.3x*	*5.5x*	*$10.13*	*20.1%*	*21.0%*	*31.1%*	*60%*
	Min	*$47*	*$76*	*2.5x*	*2.2x*	*2.5x*	*3.4x*	*4.1x*	*4.3x*	*$4.54*	*-21.0%*	*-10.5%*	*2.2%*	*40%*

Note:

PP = Purchase Price of Equity; LTM = Latest Twelve Months; CY = Current Year; FY = Forward Year; N/A = Not Available.

Total Investment = Purchase Price of Equity + Long Term Debt + Preferred Stock + Minority Interest - Working Capital.

Implied Purchase Price of Reserves (IPPR) = Total Investment - Other Assets - Value of Undeveloped Acreage (if available).

Reference Value Analysis

Comparable Transaction Analysis

Selected FSU and European Corporate Transactions

Selected Comparable Transactions and Offers for Control

A	B	C	D	E	F	G	H	I
				PP/		Total Investment/		
Acquirer Target	Date Announced	Amount Acquired	Purchase Price	DsCF LTM	Total Investment	EBITDA LTM	Reserves	1-Yr. Fwd Oil Strip
			$MM	*x*	*$MM*	*x*	*$/BOE*	
Gazprom Sibneft	09/28/05	73%	$13,091	4.7x	$11,716	3.2x	$2.13	$67.09
Baikal Finance Group Yuganskneftegaz (Yukos)	12/19/04	100%	$9,350	N/A	$9,350	N/A	$1.05	$60.55
ConocoPhillips Lukoil	09/29/04	10%	$2,615	4.5x	$2,737	3.7x	$1.80	$46.19
OMV AG SNP Petrom	07/23/04	33%	$1,787	9.0x	$2,892	13.7x	$2.39	$39.42
BP plc TNK-BP	08/29/03	50%	$6,800	N/A	$8,300	N/A	$3.19	$29.05
Marathon Oil KMOC	05/13/03	100%	$254	N/A	$285	N/A	$1.14	$26.62
Yukos Sibneft	04/22/03	100%	$13,866	8.9x	$16,303	9.0x	$3.26	$26.50
Lukoil OAO PFPG-Energy	02/21/03	100%	$398	N/A	$398	N/A	$1.03	$30.42
Invest-Oil Slavneft	12/18/02	100%	$1,843	1.7x	$1,997	1.6x	$0.79	$27.55
Yukos Vostochnaya Oil Co.	05/24/02	37%	$613	5.6x	$608	3.1x	$0.52	$25.31
Lukoil Komitek	06/29/99	100%	$300	11.0x	$500	15.6x	$1.25	$18.18
Sibir Energy plc Pentex Energy plc	02/16/98	100%	$137	9.4x	$164	8.1x	$1.44	$17.11
BP plc Sidanco Oil Co.	11/17/97	10%	$7,823	20.4x	$8,408	13.8x	$2.80	$20.14
		Max	*$13,866*	*20.4x*	*$16,303*	*15.6x*	*$3.26*	*$67.09*
		Mean	*$4,529*	*8.3x*	*$4,897*	*8.0x*	*$1.75*	*$33.40*
		Median	*$1,843*	*8.9x*	*$2,737*	*8.1x*	*$1.44*	*$27.55*
		Min	*$137*	*1.7x*	*$164*	*1.6x*	*$0.52*	*$17.11*

Note: Currency shown in $US.
PP = Purchase Price of Equity; LTM = Latest Twelve Months; N/A = Not Available.
Total Investment = Purchase Price of Equity + Long Term Debt + Preferred Stock + Minority Interest - Working Capital.

Reference Value Analysis

Summary of Precedent Minority Close-outs

Precedent Minority Close-Outs (2000 - 2006 YTD, $10MM+ Transaction Value)

Acquirer's Ownership at Time of Offer	Number of Transactions		Premium to Market: 1 Day Before Initial Offer	Premium to Market: 30 Days Before Initial Offer	Premium to Market: 60 Days Before Initial Offer
50.1% - 80.0%		**All Cash Proposals**			
	66	maximum	135%	162%	182%
		mean	37%	41%	41%
		median	30%	31%	33%
		minimum	-16%	-22%	-18%
		All Stock / Combo Proposals			
	26	maximum	167%	167%	183%
		mean	23%	25%	32%
		median	18%	12%	17%
		minimum	-14%	-18%	-36%
80.1% +		**All Cash Proposals**			
	20	maximum	140%	113%	108%
		mean	30%	37%	28%
		median	17%	34%	20%
		minimum	1%	1%	-15%
		All Stock / Combo Proposals			
	7	maximum	46%	46%	49%
		mean	15%	3%	0%
		median	10%	6%	-8%
		minimum	-7%	-53%	-64%

Source: Thomson Financial.

Reference Value Analysis

Capital Market Comparison

Measure	Challenger Data	Transaction Parameters			Enterprise Reference Value Range ($MM)		
Market Value / LTM 9/30/05 DsCF ($MM) [1]	$57	3.5	-	4.5x	$345	-	$441
Market Value / 2005E DsCF ($MM) [1,2]	$60	3.5	-	5.0x	356	-	486
Market Value / 2006E DsCF ($MM) [1,3]	$61	4.0	-	5.0x	390	-	491
Enterprise Value / LTM 9/30/05 EBITDA ($MM)	$91	3.5	-	4.5x	$318	-	$409
Enterprise Value / 2005E EBITDA ($MM) [2]	$106	3.5	-	4.5x	372	-	478
Enterprise Value / 2006E EBITDA ($MM) [3]	$117	3.5	-	4.5x	410	-	527
Enterprise Value / Proved Reserves at 12/31/05 (MMBOE)	45	$8.00	-	11.00	363	-	499
Composite Enterprise Reference Value Range					**$350**	-	**$450**
Adjusted for:							
Long-Term Debt at 9/30/05					($12)	-	($12)
Net Working Capital at 9/30/05					8	-	8
Minority Interest at 9/30/05 [4]					(142)	-	(182)
Equity Reference Value Range ($MM)					**$203**	-	**$263**
Equity Reference Value Range - $ per Share [5]					**$5.01**	-	**$6.49**

[1] Enterprise Reference Value Range includes $12 MM of long-term debt, $8 MM of net working capital and $142 – $182 MM of minority interest value.
[2] Based on preliminary 12/31/05 unaudited Company financials.
[3] Based on Company projections.
[4] Based on 40% of Composite Enterprise Reference Value Range less 40% of long-term debt and net working capital.
[5] Based on 40.5 MM fully diluted shares outstanding using the treasury method.

Reference Value Analysis

Capital Market Comparison

Selected Challenger Peer Group

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O
				Market Value to:				Enterprise Value to:						
				DsCF				EBITDA						
	Current Price	% of 52 Week High	Market Value	LTM	05E	06E	Enterprise Value	LTM	05E	06E	Proved Reserves	Proved Reserves	% Oil	Proved R / P
	$/Sh	%	$MM	x	x	x	$MM	x	x	x	$/Boe	MMBOE	%	Years
DRAGON OIL	$4.00	96%	$1,618	15.1x	11.7x	8.6x	$1,483	10.7x	7.0x	5.0x	N/A	N/A	N/A	N/A
HARVEST NATURAL RESOURCES	$9.65	75%	$365	3.4x	3.5x	4.3x	$257	1.4x	1.6x	2.1x	$3.05	84	74%	7.9
JKX OIL & GAS plc	$3.55	95%	$537	18.5x	4.6x	4.4x	$504	14.7x	7.6x	4.9x	N/A	N/A	18%	N/A
MEDCO ENERGI INTERNATIONAL	$0.38	96%	$1,181	6.8x	3.1x	4.9x	$1,430	4.2x	4.1x	3.7x	$8.08	177	57%	5.4
PREMIER OIL PLC	$14.96	92%	$1,233	18.9x	7.4x	6.0x	$1,251	10.3x	5.5x	4.6x	$10.45	120	18%	9.9
VAALCO Energy, Inc.	$7.10	95%	$404	10.3x	10.4x	10.1x	$366	5.1x	5.0x	5.6x	$41.86	9	100%	5.9
TULLOW OIL PLC	$5.33	95%	$3,449	12.0x	7.7x	5.5x	$3,918	10.3x	7.2x	5.6x	N/A	N/A	75%	N/A
	Max	*96%*	*$3,449*	*18.9x*	*11.7x*	*10.1x*	*$3,918*	*14.7x*	*7.6x*	*5.6x*	*$41.86*	*177*	*100%*	*9.9*
	Mean	*92%*	*$1,255*	*12.1x*	*6.9x*	*6.3x*	*$1,316*	*8.1x*	*5.4x*	*4.5x*	*$15.86*	*97*	*57%*	*7.3*
	Median	*95%*	*$1,181*	*12.0x*	*7.4x*	*5.5x*	*$1,251*	*10.3x*	*5.5x*	*4.9x*	*$9.27*	*102*	*66%*	*6.9*
	Min	*75%*	*$365*	*3.4x*	*3.1x*	*4.3x*	*$257*	*1.4x*	*1.6x*	*2.1x*	*$3.05*	*9*	*18%*	*5.4*
CHALLENGER	**$5.25**	**71%**	**$213**	**3.8x**	**3.6x**	**3.5x**	**$379**	**4.2x**	**3.6x**	**3.2x**	**$8.35**	**45**	**100%**	**10.8**

Note: Market Data as of 3/6/06. 2005E and 2006E DsCF and EBITDA based on First Call consensus estimates. Challenger 2005 and 2006 projections based on preliminary unaudited 12/31/05 financials and Company projections.

Reference Value Analysis

Summary of Reference Value Analysis



Equity Reference Value Range ($ per Share)
10
8
6
4
2
0
6.69
5.71
Offer price = $5.80 per share
3.55
3.00
5.01
4.28
6.49
5.56
6.60
4.63
6.62
5.14
6.49
5.01
Current market price = $5.25 per share
DCF - Strip Pricing
DCF - $45.00 per bbl
DCF - $55.00 per bbl
DCF - $65.00 per bbl
Property Transactions
Company Transactions
Capital Market Comparison
METHODOLOGY

Implied Multiple per Methodology							
2005E DsCF	4.5x	2.4x	3.4x	4.4x	4.5x	4.5x	4.4x
	3.9x	2.0x	2.9x	3.8x	3.1x	3.5x	3.4x
2006E DsCF	4.5x	2.4x	3.3x	4.3x	4.4x	4.4x	4.3x
	3.8x	2.0x	2.9x	3.7x	3.1x	3.4x	3.3x